Exhibit 10.31

MANUFACTURING SERVICES AGREEMENT

THIS MANUFACTURING SERVICES AGREEMENT (the “Agreement ) is made effective as of November 3, 2010 (the “Effective Date”) between PRECISION ONE MEDICAL, INC., a California corporation, on behalf of itself and its affiliates, (“Manufacturer”), and BIOHORIZONS, INC. a Delaware corporation having a place of business at 2300 Riverchase Center, Birmingham, AL 35244, on behalf of itself and its affiliates, (“BioHorizons” and together with Manufacturer, the “Parties”).  Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 10.

WHEREAS, BioHorizons desires Manufacturer to manufacture, assemble and supply the Products for purchase by BioHorizons; and

WHEREAS, Manufacturer desires to manufacture, assemble and supply the Products for sale to BioHorizons, all as further set forth herein;

NOW, THEREFORE, for good and valuable consideration,

the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Section 1.               Manufacture and Supply of Products.

(a)           Requirements; Manufacture of Products.  During the Term and subject to the terms and conditions set forth herein, (i) Manufacturer shall manufacture and supply all of BioHorizons’s requirements of Products, and (ii) except as otherwise provided herein, BioHorizons shall purchase all of its requirement for Products exclusively from Manufacturer, including Products for studies, demonstration/sample purposes and commercial sale.

(b)           Forecasts.  From time to time BioHorizons shall furnish Manufacturer with a good faith estimate of the quantities of each Product that BioHorizons intends to purchase from Manufacturer during the average month of the upcoming four (4) calendar quarters (the “Forecast”).  The initial forecast as of the Effective Date is attached as Exhibit A.  Notwithstanding the foregoing, BioHorizons shall notify Manufacturer of any revision to a Forecast already furnished to Manufacturer as soon as commercially practicable after BioHorizons becomes aware that its likely or actual requirements for one or more Products have materially changed.  It is understood that the quantities specified in the Forecasts are intended to be estimates only and shall not be binding on BioHorizons.

(c)           Orders.  BioHorizons shall make all purchases by submitting purchase orders to Manufacturer which shall be firm and binding.  Each purchase order shall specify the quantity of each Product ordered by item number.  BioHorizons will use commercially reasonable efforts to place purchase orders [***] prior to their required delivery date.

(i)            To the extent the quantity of Products ordered is consistent with the applicable Forecast or within the inventory maintained by Manufacturer in accordance with Section 1(i) (a “Qualifying Order”) Manufacturer shall deliver the ordered Products on the schedule specified in the purchase order.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)           Manufacturer shall notify BioHorizons within [***] ([***]) [***] after receipt of a purchase order that is not a Qualifying Order if Manufacturer is unable to deliver such excess quantity within the time period specified in the purchase order, and the Parties will work together in good faith to enable Manufacturer to meet the terms of the order as closely as possible.

(iii)          Manufacturer shall use commercially reasonable efforts to fill purchase orders issued by BioHorizons that are not Qualifying Orders.

(d)           Price.  Unless modified pursuant to the provisions of this Agreement or otherwise agreed in writing by both Parties, the price for each Product shall be as set forth on Exhibit A.

(e)           Supply.  Manufacturer shall supply the Products in accordance with the Specifications then in effect.  Manufacturer shall manufacture the Products in compliance with cGMP and applicable Quality Standards.

(f)            Delivery.  All Products delivered to BioHorizons shall be FCA (INCOTERMS 2000) Manufacturer’s facility.  Manufacturer shall deliver ordered Products within the time frame agreed to by the Parties.  BioHorizons shall arrange all insurance and transportation as specified in writing from time to time by BioHorizons.  Manufacturer shall package the Products in accordance with their Packaging Specifications.  Manufacturer will (i) retain all original quality and testing records, which shall be in a form reasonably acceptable for submission to all applicable Regulatory Authorities and shall be available for inspection by BioHorizons from time to time upon reasonable notice to Manufacturer, and (ii) include with each shipment copies of all applicable quality and testing records and a Certificate of Conformity signed by a Manufacturer administrator with authority to bind Manufacturer that manufacture was in accordance with applicable Quality Standards and that the Products conform to the Specifications and have been packaged in conformance with the Packaging Specifications.

(g)           Rejection of Product in Case of Nonconformity.

(i)            Within [***] ([***]) [***] of receipt of any shipment of Products, BioHorizons may reject any portion of such shipment which is (a) not conforming to the Specifications or Packaging Specifications, (b) damaged during shipment as a result of Manufacturer having not packaged the Products in conformance with the Packaging Specifications or (c) adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the “Act”) or any similar provisions of any other Applicable Law.  If no notice of intent to reject is timely received by Manufacturer, BioHorizons shall be deemed to have accepted such delivery of Products; provided, however, in the case of Products having latent defects which upon visual examination, without opening the packaging, by BioHorizons upon receipt could not reasonably have been discovered, BioHorizons must give notice of BioHorizons’s intent to reject within [***] ([***]) [***] after discovery of such defects; provided that such notice may in no event be given later than [***] ([***]) [***] after the earlier of (a) [***] ([***]) [***] from the delivery date, and (b) the expiration date on the label of such Product.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)           In order to reject a shipment, BioHorizons must (a) give notice to Manufacturer of BioHorizons’s intent to reject the shipment within [***] ([***]) [***] of receipt together with a written indication of the reasons for such rejection, and (b) as promptly as commercially reasonable thereafter, provide Manufacturer with notice of final rejection and the full basis therefor.

(iii)          Manufacturer shall replace as soon as reasonably practicable and at its cost, including shipping and insurance, all Products that have been properly rejected by BioHorizons.

(h)           Product Warranty.  Manufacturer represents and warrants to BioHorizons that at the time of delivery to BioHorizons the Products will: (i) be new and conform in all respects to the Specifications in effect at the time of shipment; (ii) have been manufactured in accordance with the Quality Agreement and in accordance with the Quality Standards and all other Applicable Law; (iii) be packaged in accordance with the Packaging Specifications in effect at the time of shipment, (iv) not be adulterated or misbranded within the meaning of the Act, and (v) be free and clear of any and all liens and encumbrances of whatsoever nature and kind.  Manufacturer further represents and warrants that the Products will be free from all defects in workmanship and materials at the time of delivery to BioHorizons and for the period from the date of delivery until the earlier of (a) the expiration date on the labels of the Products, and (b) [***] ([***]) [***] from the date of delivery of the Products, provided that the Products are stored under the conditions stated on their labels.

(i)            Inventory.  Manufacturer shall manufacture and maintain on hand at all times during the Term a two (2) month inventory for each item number included on the list of Products included on Exhibit A.  Within [***] ([***]) [***] of receipt of any Forecast that requires a material increase in the amount of inventory required to be maintained by Manufacturer pursuant to this Section, Manufacturer shall maintain, for each item number included on the list of Products (as updated by such Forecast), the lesser of (i) [***]% of the number of parts purchased by BioHorizons during the previous twelve (12) calendar months or (ii) a [***] ([***]) [***] supply based on such Forecast.

(j)            Liquidated Damages.  The Parties acknowledge and agree that the delivery of the Products by Manufacturer is one step in a multi-part supply chain and that any delay in delivery of Products will require BioHorizons to revise schedules with multiple other vendors, pay for expedited handling and undertake other actions that will be costly and distracting and could harm relations between BioHorizons and its vendors, customers and distributors.  The Parties acknowledge and agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by the occurrence of a breach of Section 1(c)(i) and that the amount of damages sustained by BioHorizons would generally be proportionate to the value of the order that is not timely filled.  Therefore, the Parties agree that upon the occurrence of a breach of Section 1(c)(i), Manufacturer shall credit BioHorizons, as liquidated damages and not as a penalty, an amount equal to the product of (x) [***]% of the invoice price of Late Parts and (y) the number of days elapsed between the date of receipt of a Late Notice and the date of delivery of the Late Parts, but in no case to exceed [***]%.  The Parties further agree that this liquidated damages provision represents reasonable compensation for the loss which would be incurred by BioHorizons due to any such breach.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(k)           Priority.  Orders for Products, whenever received, will have priority over orders from any other customer of Manufacturer, whenever received.  Manufacturer will change the priority of manufacture of Products as requested by BioHorizons without any additional charge to BioHorizons.

(l)            Location of Manufacture.  Manufacturer shall manufacture the Products only in the United States unless the manufacture of Products elsewhere is authorized in writing by BioHorizons in its sole discretion.

(m)          Exclusivity.  Manufacturer shall be the exclusive supplier of Products to BioHorizons during the Term, except as provided in Section 1(n).

(n)           Alternative Manufacturing.  Notwithstanding anything to the contrary herein, BioHorizons shall have the right, in its sole discretion, to have part of its requirements for the Products manufactured by itself or third parties if in the good faith judgment of BioHorizons having a second source is reasonably required in order to maintain an appropriate supply chain.

(o)           Payment Terms.  Manufacturer will issue one invoice for each purchase order.  All payments to Manufacturer under this Agreement are to be made in US dollars and shall be paid within forty-five (45) days of invoice, which Manufacturer shall issue, as applicable, monthly or when or after it ships the Products to BioHorizons or its designee.  Interest at a monthly rate of one percent (1%) shall accrue on all payments that are not the subject of a dispute in good faith and are not made within the aforementioned forty-five (45) day period.

(p)           Specification Changes.

(i)            In the event that BioHorizons changes any Specifications, then the Parties will negotiate any appropriate change in pricing based on such changes.  In the event that the Parties cannot agree on revised pricing, BioHorizons shall be relieved of its obligation pursuant to Section 1(m).

(ii)           In the event that BioHorizons changes any Specifications such that inventory stored at Manufacturer’s facility pursuant to (i) becomes obsolete, then within ninety (90) days of the date BioHorizons notified Manufacturer of such change, BioHorizons will (x) order any Products that were finished product stored at Manufacturer’s facility pursuant to (i) or (y) pay Manufacturer for such Products and request that Manufacturer discard or destroy such Products at no charge to BioHorizons.  With respect to any Products that were work in progress based on a purchase order or compliance with (i) on the date BioHorizons notified Manufacturer of such change, BioHorizons will make payment, within ninety (90) days of the date BioHorizons notified Manufacturer of such change, of the price of such Products less a discount to be determined in good faith by Manufacturer based on its cost savings from not having to finish such Products.  BioHorizons will notify manufacturer of its decision to have Manufacturer deliver such work in progress to BioHorizons or have Manufacturer discard or destroy such Products at no charge to BioHorizons.

(iii)          In no event will BioHorizons be liable to Manufacturer pursuant to this Section 1(p) for inventory in excess of the sum of (x) the minimum required to be maintained by

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Manufacturer in accordance with Section 1(i) plus (y) the amount subject to an open purchase order at the time of the Specification change.

Section 2.               Benchmarking.

(a)           At any time or from time to time, but not more than [***] ([***]) times in any calendar year, BioHorizons may benchmark the prices, service levels, and processes offered by peer service providers in the industry to peer customers in the industry.

(b)           In the event that BioHorizons reasonably determines, with respect to one or more Products, that (a) BioHorizons could contract for materially more favorable service levels from a peer service provider at lower pricing as the then current pricing pursuant to this Agreement or (b) the then current pricing pursuant to this Agreement is materially less favorable to BioHorizons as compared to the fees available from peer service providers in the industry for substantially equivalent services, then BioHorizons shall notify Manufacturer in writing of the results of its benchmarking review (such notice, the “Benchmarking Notice”).

(c)           Manufacturer shall have [***] from the date of the Benchmarking Notice to provide a written response (the “Benchmarking Response”) to (i) propose revised service levels, (ii) propose revised pricing and/or (iii) set forth a description of the nature of any dispute with respect to the contents of the Benchmarking Notice in sufficient detail so as to enable BioHorizons to assess the merit of the dispute.

(d)           The Parties agree to work together collaboratively for a period of [***] from the date of the Benchmarking Response.  In the event that the Parties are unable or unwilling to reach agreement on actions to be taken to address the issues raised in the Benchmarking Notice, then BioHorizons may, in its sole discretion, be relieved of its obligations under Section 1(m).  All other provisions of this Agreement would continue without change.

(e)           Manufacturer will actively work to achieve reductions in its costs of manufacturing Products.  At least once per calendar year, manufacturer and BioHorizons will review the costs of manufacturing Products in a good faith effort to reduce such costs.  Any resulting savings will be shared equally by the Parties.

Section 3.               Intellectual Property.

(a)           Ownership.  As between the Parties, BioHorizons exclusively shall have all right, title and interest in any Inventions made or conceived or reduced to practice by BioHorizons or on behalf of BioHorizons by Manufacturer, or by the Parties jointly, in the course of performing this Agreement.

(b)           Patent Filings.  BioHorizons, has the right, but not the obligation to file all patent applications relating to the Inventions.

(c)           Assignment.  Manufacturer hereby agrees to make any assignments necessary to accomplish the ownership provision set forth for the Inventions in this Section 3 and shall promptly sign all documents and provide, at BioHorizons’s expense, information reasonably requested by BioHorizons in connection with the patent applications as described in this Section

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.  Manufacturer, as of the Effective Date and throughout the Term, has and will have appropriate agreements with all employees and contractors necessary to fully effect the provisions of this Section 3.  BioHorizons will have the exclusive right to, and, at BioHorizons’s expense, Manufacturer agrees to assist BioHorizons in every proper way (including becoming a nominal party) to, evidence, record and perfect the assignment and to apply for and obtain recordation of and from time to time enforce, maintain and defend such proprietary rights.  In the event that BioHorizons is unable for any reason whatsoever to secure Manufacturer’s signature to any document it is entitled to under this Section, Manufacturer hereby irrevocably designates and appoints BioHorizons and its duly authorized officers and agents, as its agents and attorneys-in-fact to act for and in its behalf and instead of Manufacturer, to execute and file any such document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Manufacturer.

(d)           Enforcement of Patent Rights.  BioHorizons, in the case of all BioHorizons Technology and all Inventions, shall have the right, at its expense, to determine the appropriate course of action to enforce such rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such rights, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to such rights, and in good faith shall consider the interests of the other Party, if any, in so doing.  In the case of actions by Manufacturer to enforce the Manufacturer Technology, BioHorizons shall have the right to participate fully with Manufacturer in the conduct of the action, including any settlement discussions or decisions, at BioHorizons’s expense and with counsel of its choice; provided that, only Manufacturer shall make decisions with respect to settlements that result in any payment by Manufacturer or the imposition of any other obligation or restriction on Manufacturer, including an injunction.  Notwithstanding the foregoing, BioHorizons and Manufacturer shall fully cooperate with each other in any action to enforce any such rights.

(e)           Licenses.

(i)            BioHorizons License to Manufacturer.  Subject to the terms and conditions of this Agreement and for the Term, BioHorizons hereby grants to Manufacturer a revocable, royalty-free, worldwide, nonexclusive, nontransferable, nonassignable license, with no right to sublicense, to use the BioHorizons Technology and the Inventions, solely to manufacture, assemble and deliver the Products to BioHorizons or to its designated agents.

(ii)           Manufacturer License to BioHorizons.  With respect to any Intellectual Property Rights of Manufacturer relating to a Product that is developed or assigned hereunder and is based on, or incorporates, or is an improvement or derivative of, or cannot be reasonably made, used, modified, maintained, supported, reproduced or distributed without using or violating, any Intellectual Property Rights of Manufacturer or any other rights of Manufacturer, Manufacturer hereby grants BioHorizons a perpetual, worldwide, royalty-free, nonexclusive, sublicensable right and license (the “Background License”) to exploit and exercise all such rights in support of BioHorizons’s or its sublicensees’ exercise or exploitation of such Invention only for purposes of making, using, maintaining, supporting, reproducing, offering to sell, selling, distributing or otherwise exploiting the related Product.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 4.               Representations and Warranties.

(a)           Corporate Existence.  Manufacturer hereby represents and warrants to BioHorizons that Manufacturer is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b)           Corporate Power.  Manufacturer hereby represents and warrants to BioHorizons that Manufacturer (a) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted and (b) is in compliance with all requirements of Applicable Law.

(c)           Authorization and Enforcement of Obligations.  Manufacturer hereby represents and warrants to BioHorizons that Manufacturer (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of Manufacturer, and constitutes a legal, valid, binding obligation, enforceable against Manufacturer in accordance with its terms.

(d)           No Conflict.  Manufacturer hereby represents and warrants to BioHorizons that the execution and delivery of this Agreement and the performance of Manufacturer’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any contractual obligation of Manufacturer and (b) do not conflict with, or constitute a default or require any consent under, any contractual obligation of Manufacturer.

Section 5.               Compliance with Laws; Regulatory Affairs; Recalls.

(a)           Compliance with Laws.  Each Party shall maintain in full force and effect all necessary licenses, permits and other authorizations required by law to carry out its duties and obligations under this Agreement.  Each Party shall comply with all Applicable Laws in performing its obligations and exercising its rights under this Agreement.  Manufacturer and BioHorizons each shall keep all records and reports required to be kept by Applicable Law.  The parties will reasonably cooperate with one another with the goal of ensuring full compliance with Applicable Law.  Each Party will cooperate with the other to provide such letters, documentation and other information on a timely basis as the other party may reasonably require to fulfill its reporting and other obligations under Applicable Laws to applicable Regulatory Authorities.  Except for such amounts as are expressly required to be paid by a party to the other under this Agreement, each Party shall be solely responsible for any costs incurred by it to comply with its obligations under Applicable Laws.

(b)           Reasonable Cooperation.  Manufacturer shall use its reasonable and diligent efforts to (a) during clinical trials, support all modifications to Products to the extent and in such manner as BioHorizons may request in an effort to obtain regulatory approval of such Products, and (b) supply such drawings and specifications of the Products as BioHorizons may reasonably require to evaluate and obtain regulatory approval of the Products; provided, however, that Manufacturer shall not be required to (i) pay money (other than as expressly required pursuant to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

this Agreement), or (ii) assume any other material obligation not otherwise required to be assumed by this Agreement.

(c)           Maintenance and Inspection of Facilities and Records.  Manufacturer shall maintain at its sole cost all government approvals of its facilities, including all Regulatory Authority approvals, shall maintain adequate premises, equipment, and experienced and competent personnel, and shall maintain accurate and complete records of all methods, tests, procedures and results of its work, that are required to manufacture and assemble the Products in compliance with cGMP and applicable Quality Standards.  BioHorizons shall have the right, upon reasonable notice and during regular business hours, to conduct quality assurance audits of the facilities used by Manufacturer for the manufacture of Products and records of Manufacturer and of all third parties whose facilities are used for the manufacture of any portion of the Product for compliance with Regulatory Authority standards, including cGMP.  Manufacturer will also (a) inform BioHorizons in writing in advance of any proposed inspection by any governmental agency of the Manufacturer facilities where the Product is manufactured or assembled and of the results of any such inspection and (b) permit BioHorizons to participate in any such inspection of the Manufacturer facilities.

(d)           Adverse Event Reporting and Product Information Requests.

(i)            Adverse Reaction Reporting.  During the Term, each Party shall immediately, but in any case within [***] ([***]) [***], notify the other party, by facsimile or telephone, of any adverse patient experience involving the Product of which it becomes aware.

(ii)           Product Information Requests. Information concerning any complaints, inquiries and/or information requests from consumers, clinicians, or other third parties regarding the Product shall be forwarded to BioHorizons within [***] ([***]) [***] of Manufacturer’ receipt of the information and/or inquiry. BioHorizons shall respond to such complaints and inquiries, if necessary, in accordance with its usual and customary procedures.

(iii)          Governmental Reports. BioHorizons shall be responsible for filing with the appropriate Regulatory Authorities any required adverse reaction reports that it receives directly from third parties and any adverse reaction reports that it receives through Manufacturer.

(e)           Recalls.

(i)            Recalls. In the event (i) any government authority issues a request, directive or order that a Product be recalled, or (ii) a court of competent jurisdiction orders such a recall, or (iii) BioHorizons reasonably determines that a Product should be recalled, the Parties shall take all appropriate corrective actions.  To the extent that such recall results, directly or indirectly, from the manufacture, packaging, storage, testing and handling of the Product by Manufacturer and such recall or event is due, in whole or in part, to an act or omission of Manufacturer, including Manufacturer’s failure to manufacture Products according to the Product Specifications or package Products according to the Packaging Specifications, Manufacturer shall be responsible for all expenses of the recall.  For the purposes of this Agreement, the expenses of recall shall include, without limitation, the expenses of notification

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

and destruction or return of the recalled Product, and the amounts paid by BioHorizons for the Products recalled.

(ii)           Recall Coordination. All coordination of any recall or field correction activities involving Products shall be handled by BioHorizons.

(iii)          Recall Records. Each of the Parties shall maintain complete and accurate recall records of all the Products sold by it for such periods as may be required by Applicable Law, but in no event less than [***] ([***]) [***] after the date of the recall.

Section 6.               Confidential Information.

(a)           The Parties agree not to disclose or use (except as permitted or required for performance by the Party receiving such Confidential Information of its rights or duties hereunder or under other agreements between the Parties or their affiliates) any Confidential Information of the other Party obtained during the Term until the expiration of [***] after the termination of this Agreement.  Each Party further agrees to take reasonable measures (and in no event less than measures taken by such Party with respect to its own Confidential Information) to prevent any such prohibited disclosure of Confidential Information by its present and future employees, officers, agents, subsidiaries, or consultants during such period.

(b)           Notwithstanding the provisions of Section 6(a) or Section 11(i), BioHorizons may describe the terms of this Agreement and disclose the text hereof in any filing made with the Securities and Exchange Commission.  BioHorizons will seek confidential treatment to the extent such treatment is reasonably likely to be granted, based on the advice of counsel.

Section 7.               Indemnification; Insurance.

(a)           Indemnification.  Manufacturer shall indemnify BioHorizons against any and all liability, damages, cost and expenses, including reasonable attorneys’ fees, made against or sustained by BioHorizons that arise, directly or indirectly, from any act or omission of Manufacturer including Manufacturer’s failure to deliver Products in accordance with Manufacturer’s warranties, the infringement by the Manufacturer of any Intellectual Property Rights of any third party; or Manufacturer’s violation of Applicable Law.

(b)           Insurance.  Manufacturer shall obtain liability insurance with respect to its activities contemplated by this Agreement in such amounts as are customary for companies engaged in similar activities.  Manufacturer shall provide evidence of such insurance to BioHorizons upon reasonable request and shall maintain such insurance throughout the Term.

Section 8.               Term and Termination.

(a)           Term.  This Agreement shall commence on the Effective Date and remain in force until December 31, 2011, subject to the rights of termination set forth in this Section 8.  After the initial term, this Agreement shall be automatically renewed and continued from year to year unless either Party gives the other written notice not to renew this Agreement at least 90 days before the end of the term then in effect.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)           Termination.  Without prejudice to any other remedies that either Party may have against the other, this Agreement may be terminated upon the occurrence of any of the following events:

(i)            by either Party, if the other Party commits a material breach (including delivery and quality performance that is below the standards required by BioHorizons for other suppliers (if any) that supply the same type of products) of any of the terms of this Agreement, and, in the case of a material breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice detailing the facts alleged to give rise to the material breach and requiring it to be remedied;

(ii)           by either Party, if the other Party will (A) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (B) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (F) take corporate action for the purpose of effecting any of the foregoing.

(c)           Post-Termination Obligations.  Upon the expiration or termination of this Agreement, the Parties’ rights and obligations hereunder shall terminate; provided that (i) nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination or expiration and (ii) the Parties’ rights and obligations hereunder intended to be observed and performed by the Parties after the termination or expiration hereof, shall survive such termination or expiration.

(d)           Disengagement Plan.  Within [***] ([***]) [***] of the termination of this Agreement, BioHorizons will order (i) any Products that were finished product stored at Manufacturer’s facility pursuant to Section 1(i) and (ii) any Products that were work in progress based on a purchase order or compliance with Section 1(i) at the time of termination that are converted into Products within [***] ([***]) [***] of termination.  The terms of this Agreement will continue to apply to such products except that BioHorizons shall have the right to withhold payment, for up to [***], in an amount equal to [***]% of its good faith estimate of the value of all Products likely to be rejected.  BioHorizons will determine the amount to be withheld based on the average rejection rate for the [***] before the date of termination.  In no event will BioHorizons be liable to Manufacturer pursuant to this Section 8(d) for inventory in excess of the sum of (x) the minimum required to be maintained by Manufacturer in accordance with Section 1Section 1(i) plus (y) the amount subject to an open purchase order at the time of the Specification change.

Section 9.               Right of First Refusal.  In the event that Manufacturer receives an offer to enter into any transaction or series of transactions that would reasonably be expected to result in a Change of Control of Manufacturer, Manufacturer, prior to acceptance thereof, shall give BioHorizons, with respect to each such offer, written notice thereof and a copy of said offer including the name and address of the proposed purchaser and a summary of any terms that have

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

not been reduced to writing.  BioHorizons shall have the following option and right of first refusal for [***] ([***]) [***] from receipt of such notice (the “ROFR Period”): during the ROFR period, BioHorizons shall have the exclusive right to negotiate the terms of a transaction that would result in a Change of Control of Manufacturer on the price and other terms set forth in such notice and to enter into a definitive agreement with respect thereto.  During the ROFR period, Manufacturer shall give BioHorizons full and complete access to Manufacturer’s books and records including financial and operational records.  Manufacturer shall make available its officers, attorneys and other agents to discuss the business, operations and financial condition of Manufacturer and to negotiate a definitive agreement with respect to the Change of Control.

Section 10.             Certain Definitions.  For purposes of this Agreement, unless the context otherwise requires, the term:

(a)           “Affiliate” means any person or entity which, directly or indirectly, controls, is controlled by or is under common control with a Party to this Agreement.  As used in this Agreement, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the policies and management of such person or entity, whether by the ownership of securities, by contract or by any other method.

(b)           “Applicable Law” means all laws, ordinances, rules and regulations applicable to the manufacture of a Product or any other activities of a Party under this Agreement, including the applicable regulations and guidelines of any Regulatory Authority including the FDA and foreign counterparts and all applicable cGMPs, in effect from time to time during the Term.

(c)           “Acquiring Shareholder” means a shareholder or shareholders of a Person that (i) merges or combines with such Person in a transaction or series of transactions or (ii) is an affiliate of another entity that merges or combines with such Person in a transaction or series of transactions.

(d)           “BioHorizons Technology” means all technologies, inventions, materials, and documents, and all Intellectual Property Rights in the foregoing, owned by BioHorizons or its Affiliates at any time during the Term (but only during the period of such ownership) that relate to the manufacture or assembly of the Products.

(e)           “Change of Control” means, with respect to any Person, any reorganization, consolidation, merger or similar transaction or series of related transactions in which such Person is a constituent entity or is a party if, as a result of such transaction(s), the voting securities of such Person that are outstanding immediately prior to the consummation of such transaction(s) (other than any such securities that are held by an Acquiring Shareholder) do not represent, or are not converted into, securities of the surviving entity of such transaction(s) (or such surviving entity’s parent entity if the surviving entity is owned, directly or indirectly, by the parent entity) that, immediately after the consummation of such transaction(s), together possess at least a majority of either (x) the total voting power or (y) the right to receive economic benefits of all securities of such surviving entity (or its parent entity, if applicable) that are outstanding immediately after the consummation of such transaction(s), including securities of such surviving entity (or its parent entity, if applicable) that are held by the Acquiring Shareholder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f)            “Confidential Information” means any written or tangible information of one of the Parties (the “Disclosing Party”) which is disclosed to the other Party (the “Receiving Party”) that is not generally known to the public, including, without limitation, trade secrets and know-how, but excluding information which: (a) was already in the possession of or known by the Receiving Party prior to its receipt from the Disclosing Party; (b) is or becomes part of the public domain by reason of acts not attributable to the Receiving Party; (c) is or becomes available to Receiving Party from a source other than the Disclosing Party which source has rightfully obtained such information and, to the best of the Receiving Party’s knowledge, has no obligation of non-disclosure or confidentiality to the Disclosing Party with respect thereto; (d) has been independently developed by the Receiving Party without breach of this Agreement or use of any Confidential Information of the other Party; or (e) has been or must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control of the Receiving Party provided the Receiving Party provides the Disclosing Party notice of the intended disclosure in order for the Disclosing Party to take such action it deems appropriate to protect the confidentiality of the information to be disclosed.  Notwithstanding the foregoing, the Developed Works and the BioHorizons IPR shall be the exclusive Confidential Information of BioHorizons.

(g)           “cGMP” or “current Good Manufacturing Practices” means current good manufacturing practices applicable from time to time to the manufacturing, packaging, labeling, holding and quality control testing of a Product, including Good Manufacturing Practices as promulgated by the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq, as amended, cGMP for medical devices (21 C.F.R. Part 820), and other Applicable Law.

(h)           “FDA” means the United States Food and Drug Administration.

(i)            “Intellectual Property Rights” means all rights, title, and interest arising under U.S. common and statutory law and the laws of other countries to all:  (a) patents and all filed, pending or potential applications for patents, including any reissue, reexamination, division, continuation, or continuation-in-part applications throughout the world now or hereafter filed; (b) know-how, trade secret rights and equivalent rights; (c) copyrights, moral rights, other literary property or authors’ rights; (d) proprietary indicia, trademarks, trade names, symbols, logos, or brand names; and (e) mask works and mask work rights.

(j)            “Inventions” means all inventions, discoveries, improvements or other technology conceived or reduced to practice during the Term solely by Manufacturer or jointly by its employees or others acting on behalf of Manufacturer and BioHorizons or their Affiliates to the extent relating to the Product, the Manufacturing Know-How, or any improvements thereto, and all Intellectual Property Rights in the foregoing.

(k)           “Late Notice” means a written notice delivered by BioHorizons to Manufacturer with respect to Late Parts which provides the following information in reasonable detail: (i) the applicable purchase order number, (ii) the specific line item(s) on such purchase order that BioHorizons has determined in good faith represent Late Parts, (iii) the date on which BioHorizons has determined in good faith that the failure to deliver such parts began to materially and adversely affect the business of BioHorizons and (iv) references Section 1(j) of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(l)            “Late Parts” means, with respect to any Products to be delivered hereunder, parts that (i) are the subject of a Qualifying Order, (ii) that are not delivered within the time period specified in the applicable purchase order, (iii) such failure to deliver on time is not based in whole or in part on any act or omission of BioHorizons and (iv) such failure to deliver on time materially and adversely affects the business of BioHorizons.  For the avoidance of doubt, all of items (i)-(iv) must be true in order for any part to be deemed a Late Part.

(m)          “Manufacturing Know-How” means all information, techniques, practices, methods, knowledge, skill and data, which are not generally known including, but not limited to, a proprietary “trade secret” or other Intellectual Property Rights, whether or not patentable or copyrightable, used or useful for the production, assembly, manufacture, storage and/or transport of the Product.

(n)           “Manufacturer Technology” means all technologies, inventions, materials, and documents, and all Intellectual Property Rights in the foregoing, owned by Manufacturer or its Affiliates during the Term (but only during the period of such ownership) that are used or useful in the manufacture or assembly of the Product.

(o)           “Packaging Specifications” means the requirements, standards, quality control testing and other attributes pertaining to the packaging, labeling and shipping of a Product, as such specifications may be amended by BioHorizons from time to time.

(p)           “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Securities Exchange Act of 1934, as amended).

(q)           “Products” means those dental implant and prosthetic products set forth on Exhibit A as updated from time to time by BioHorizons.

(r)            “Quality Standards” means initial and continuing compliance with: ISO 9001 or ISO 13485, as applicable; all local laws and regulations affecting manufacturing; and internal identified manufacturing policies, standard operating procedures and specifications; as any of the foregoing are in effect from time to time; and no failure to comply with directions or regulations of Regulatory Authorities for jurisdictions in which any Product is distributed for human use, and, with respect to any Product intended for human use in the United States, Quality Standards shall include cGMP and applicable FDA rules and regulations and International Conference on Harmonization guidelines and requirements.

(s)           “Regulatory Authority” means any governmental regulatory authority involved in regulating any aspect of the manufacture, market approval, sale, distribution, packaging or use of any Product for each jurisdiction in which such Product is distributed.

(t)            “Specifications” means the requirements, standards, quality control testing and other attributes pertaining to a Product, as such specifications are provided to Manufacturer by BioHorizons and as they may be amended by BioHorizons, in its sole discretion at any time and from time to time.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(u)           “Term” means the period between the Effective Date and the date on which this Agreement terminates or expires.

Section 11.             Miscellaneous.

(a)           Entire Agreement: Amendments; No Waiver.  This Agreement and any related schedules contemplated in this Agreement constitute the complete and exclusive statement of the terms and conditions of the agreement between Manufacturer and BioHorizons and supersedes all prior representations, agreements, or communications, either oral or written, between the Parties with respect to the subject matter contained in this Agreement, including, but not limited to, the Prior Agreement, which is hereby amended, restated and superseded in its entirety by this Agreement.   No modification, amendment, rescission, waiver or other change to this contract will be binding on Manufacturer or BioHorizons, nor may any claim or right arising out of breach of this contract be discharged, in whole or in part, by waiver or renunciation of the claim or right, unless made in writing and signed by a duly authorized representative of Manufacturer and BioHorizons.  No field representative of Manufacturer or BioHorizons has authority to sign such in writing.  The failure of any Party to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the Party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the Party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(b)           Assignment; No Third Party Beneficiaries.  Neither Party will assign, delegate, or subcontract any of its obligations hereunder to any third party without the express written consent of the other Party.

(c)           Validity.  In the event any one or more of the provisions contained in this contract will for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision hereof, and this contract will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(d)           Notices.  Any notice, request, claim, demand or other communication to be given by any Party hereunder will be in writing and will be deemed sufficient if delivered personally or by facsimile (receipt confirmed electronically) or sent by registered or certified mail, postage prepaid, or sent by overnight courier addressed as follows:

If to Manufacturer:

Precision One Medical

1740 Ord Way

Oceanside, CA 92056

Attn: Chief Executive Officer

Fax: 760 945-7962

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

If to BioHorizons:

BioHorizons, Inc.

2300 Riverchase Center

Birmingham, AL 35244

Attn: Chief Executive Officer

Fax: 205 870-0304

With a copy:

BioHorizons, Inc.

2300 Riverchase Center

Birmingham, AL 35244

Attn: General Counsel

Fax: 205 484-2242

or such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.  Such communication will be deemed to have been delivered (i) on the day of delivery if delivered personally or via facsimile, (ii) three business days after mailing if sent by mail, or (iii) one business day after delivery to an overnight courier service, if sent by overnight courier, provided that notice of any change of address will be effective only upon receipt thereof.

(e)           Governing Law; Venue.  This Agreement will be governed by and construed in accordance with the domestic laws of the State of Alabama, without regard to its conflicts of laws principles.  Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of Alabama in a federal court located in the State of Alabama.  By execution and delivery of this Agreement, each of the Parties accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

(f)            Parties in Interest.  This Agreement will be binding upon and inure to the benefit of each Party hereto and each of their respective permitted successors and assigns.

(g)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

(h)           Force Majeure.  Neither Party will be responsible or liable for losses or damages arising from any failure of such Party to perform or delays in such Party’s performance due, in whole or in part, to causes beyond its reasonable control, but only for the duration of such event.

(i)            No public announcement.  Neither Party shall issue any press release or make any other public announcement (including any announcement to employees) relating to the subject matter of this Agreement without first having received the prior written approval of the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have set their hands as of the date first written above.

BioHorizons:
BIOHORIZONS, INC.

/s/ R. Steven Boggan
By:
Its:

Manufacturer:
PRECISION ONE MEDICAL, INC.

/s/ John Tyszka 11-3-2010
By: John Tyszka
Its: Chief Executive Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

Item #	Description	Monthly Avg	Unit		Extended		Yearly
PXAS-B	Internal Abutment Screw Mch	[***]	$	[***]	$	[***]	$	[***]

PBCC-B	5.7mm Cover Cap, Machined	[***]	$	[***]
PGCC-B	4.5mm Cover Cap, Machined	[***]	$	[***]
PYCC-B	3.5mm Cover Cap, Machined	[***]	$	[***]
PxCC-B	Internal Cover Cap Total	[***]	$	[***]	$	[***]	$	[***]

PBREA-B	5.7mm 3inOne Abut Regular Emergence, Mach’d	[***]	$	[***]
PGREA-B	4.5mm 3inOne Abut Regular Emergence, Mach’d	[***]	$	[***]
PYREA-B	3.5mm 3inOne Abut Regular Emergence, Mach’d	[***]	$	[***]
PxREA-B	Internal 3inOne Total	[***]	$	[***]	$	[***]	$	[***]

TMA3809-B	3.8mm x 9mm Tapered Internal Implant	[***]	$	[***]
TMA3810-B	3.8mm x 10.5mm Tapered Internal Implant	[***]	$	[***]
TMA3812-B	3.8mm x 12mm Tapered Internal Implant	[***]	$	[***]
TMA3815-B	3.8mm x 15mm Tapered Internal Implant	[***]	$	[***]
TMA4607-B	4.6mm x 7.5mm Tapered Internal Implant	[***]	$	[***]
TMA4609-B	4.6mm x 9mm Tapered Internal Implant	[***]	$	[***]
TMA4610-B	4.6mm x 10.5mm Tapered Internal Implant	[***]	$	[***]
TMA4612-B	4.6mm x 12mm Tapered Internal Implant	[***]	$	[***]
TMA4615-B	4.6mm x 15mm Tapered Internal Implant	[***]	$	[***]
TMA5807-B	5.8mm x 7.5mm Tapered Internal Implant	[***]	$	[***]
TMA5809-B	5.8mm x 9mm Tapered Internal Implant	[***]	$	[***]
TMA5810-B	5.8mm x 10.5mm Tapered Internal Implant	[***]	$	[***]
TMA5812-B	5.8mm x 12mm Tapered Internal Implant	[***]	$	[***]
TMA5815-B	5.8mm x 15mm Tapered Internal Implant	[***]	$	[***]
TMA Implants	Tapered Internal Total	[***]	$	[***]	$	[***]	$	[***]

PB5009-B	5.0 x 9mm Internal Implant	[***]	$	[***]
PB50105-B	5.0 x 10.5mm Internal Implant	[***]	$	[***]
PB5012-B	5.0 x 12mm Internal Implant	[***]	$	[***]
PB5015-B	5.0 x 15mm Internal Implant	[***]	$	[***]
PB6009-B	6.0 x 9mm Internal Implant	[***]	$	[***]
PB60105-B	6.0 x 10.5mm Internal Implant	[***]	$	[***]
PB6012-B	6.0 x 12mm Internal Implant	[***]	$	[***]
PB6015-B	6.0 x 15mm Internal Implant	[***]	$	[***]
PG4009-B	4.0 x 9mm Internal Implant	[***]	$	[***]
PG40105-B	4.0 x 10.5mm Internal Implant	[***]	$	[***]
PG4012-B	4.0 x 12mm Internal Implant	[***]	$	[***]
PG4015-B	4.0 x 15mm Internal Implant	[***]	$	[***]
PY3509-B	3.5 x 9mm Internal Implant	[***]	$	[***]
PY35105-B	3.5 x 10.5mm Internal Implant	[***]	$	[***]
PY3512-B	3.5 x 12mm Internal Implant	[***]	$	[***]
PY3515-B	3.5 x 15mm Internal Implant	[***]	$	[***]
P-Series Implants	Parallel Internal Total	[***]	$	[***]	$	[***]	$	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Item #	Description	Monthly Avg	Unit		Extended		Yearly

PBIA-B	Internal 5.7 Implant Analog	[***]	$	[***]
PGIA-B	Internal 4.5 Implant Analog	[***]	$	[***]
PYIA-B	Internal 3.5 Implant Analog	[***]	$	[***]
SBIA-C	Single-stage 5.7mm Implant Analog	[***]	$	[***]
SGIA-C	Single-stage 4.5mm Implant Analog	[***]	$	[***]
SYIA-C	Single-stage 3.5mm Implant Analog	[***]	$	[***]
I & SS Analogs	Analog Total	[***]	$	[***]	$	[***]	$	[***]

SB5007-B	5mm x 7mm Single-stage Implant, 5.7mm Platform	[***]	$	[***]
SB5009-B	5mm x 9mm Single-stage Implant, 5.7mm Platform	[***]	$	[***]
SB50105-B	5mm x 10.5mm Single-stage Implant, 5.7mm Platform	[***]	$	[***]
SB5012-B	5mm x 12mm Single-stage Implant, 5.7mm Platform	[***]	$	[***]
SB5015-B	5mm x 15mm Single-stage Implant, 5.7mm Platform	[***]	$	[***]
SB6007-B	6mm x 7mm Single-stage Implant, 5.7mm Platform	[***]	$	[***]
SB6009-B	6mm x 9mm Single-stage Implant, 5.7mm Platform	[***]	$	[***]
SB60105-B	6mm x 10.5mm Single-stage Implant, 5.7mm Platform	[***]	$	[***]
SB6012-B	6mm x 12mm Single-stage Implant, 5.7mm Platform	[***]	$	[***]
SB6015-B	6mm x 15mm Single-stage Implant, 5.7mm Platform	[***]	$	[***]
SG4007-B	4mm x 7mm Single-stage Implant, 4.5mm Platform	[***]	$	[***]
SG4009-B	4mm x 9mm Single-stage Implant, 4.5mm Platform	[***]	$	[***]
SG40105-B	4mm x 10.5mm Single-stage Implant, 4.5mm Platform	[***]	$	[***]
SG4012-B	4mm x 12mm Single-stage Implant, 4.5mm Platform	[***]	$	[***]
SG4015-B	4mm x 15mm Single-stage Implant, 4.5mm Platform	[***]	$	[***]
SG5007-B	5mm x 7mm Single-stage Implant, 4.5mm Platform	[***]	$	[***]
SG5009-B	5mm x 9mm Single-stage Implant, 4.5mm Platform	[***]	$	[***]
SG50105-B	5mm x 10.5mm Single-stage Implant, 4.5mm Platform	[***]	$	[***]
SG5012-B	5mm x 12mm Single-stage Implant, 4.5mm Platform	[***]	$	[***]
SG5015-B	5mm x 15mm Single-stage Implant, 4.5mm Platform	[***]	$	[***]
SY3507-B	3.5mm x 7mm Single-stage Implant, 3.5mm Platform	[***]	$	[***]
SY3509-B	3.5mm x 9mm Single-stage Implant, 3.5mm Platform	[***]	$	[***]
SY35105-B	3.5mm x 10.5mm Single-stage Implant, 3.5mm Platform	[***]	$	[***]
SY3512-B	3.5mm x 12mm Single-stage Implant, 3.5mm Platform	[***]	$	[***]
SY3515-B	3.5mm x 15mm Single-stage Implant, 3.5mm Platform	[***]	$	[***]
SY4007-B	4mm x 7mm Single-stage Implant, 3.5mm Platform	[***]	$	[***]
SY4009-B	4mm x 9mm Single-stage Implant, 3.5mm Platform	[***]	$	[***]
SY40105-B	4mm x 10.5mm Single-stage Implant, 3.5mm Platform	[***]	$	[***]
SY4012-B	4mm x 12mm Single-stage Implant, 3.5mm Platform	[***]	$	[***]
SY4015-B	4mm x 15mm Single-stage Implant, 3.5mm Platform	[***]	$	[***]
Sing Stg Implants	Single-stage Implant Total	[***]	$	[***]	$	[***]	$	[***]
		[***]			$	[***]	$	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.